E X H I B I T  6
                                 - - - - - - -  -



                               THE WHITE ELK FUNDS

              -----------------------------------------------------

                  Sub-Portfolio Investment Management Agreement

              -----------------------------------------------------

           THIS SUB-PORTFOLIO INVESTMENT MANAGEMENT AGREEMENT made as of the 9th day of February, 1998, by and between White Elk Asset Management, Inc., a Delaware corporation (hereinafter called the "Manager"), and William D. Witter, Inc., an investment manager (hereinafter called the "Sub-Portfolio Manager").

                                   WITNESSETH:

           WHEREAS, the Manager entered into an agreement made as of the 9th day of February, 1998, with The White Elk Funds, a Massachusetts business trust (the "Trust");

           WHEREAS, the Trust is an open-end, diversified management investment company, registered as such under the Investment Company Act of 1940, as amended (the "1940 Act"); and

           WHEREAS, the Manager is registered as an investment adviser under the 1940 Act, as amended, and is engaged in the business of supplying investment advice, investment management and administrative services, as an independent contractor; and

           WHEREAS, the Sub-Portfolio Manager is registered as an investment adviser under the 1940 Act, as amended, and is engaged in the business of supplying investment advice, investment management and administrative services, as an independent contractor; and

           WHEREAS, the Manager desires to retain, subject to requisite approvals under the 1940 Act, the Sub-Portfolio Manager to render advice and services on behalf of each series of the Trust listed in Appendix A hereto, as such may be amended from time to time (hereinafter referred to individually as a "Fund" and collectively as the "Funds") pursuant to the terms and provisions of this Agreement, and the Sub-Portfolio Manager is interested in furnishing said advice and services; and

           NOW, THEREFORE, in consideration of the covenants and the mutual promises hereinafter set forth, the parties hereto, intending to be legally bound hereby, mutually agree as follows:

           1. APPOINTMENT OF SUB-PORTFOLIO MANAGER. The Manager hereby employs the Sub-Portfolio Manager and the Sub-Portfolio Manager hereby accepts such employment, to render investment advice and management services with respect to the assets of the Funds for the period and on the terms set forth in this Agreement, subject to the supervision and direction of the Manager.

           2. DUTIES OF SUB-PORTFOLIO MANAGER.

              (a) General Duties. The Sub-Portfolio Manager shall act as investment manager to the Funds and shall supervise investments of the Funds on behalf of the Funds in accordance with the investment objectives, programs and restrictions of the Funds as provided in the Trust's governing documents, including, without limitation, the Trust's Agreement and Declaration of Trust and By-Laws, or otherwise and such other limitations as the Manager may impose from time to time in writing to the Sub-Portfolio Manager. Without limiting the generality of the foregoing, the Sub-Portfolio Manager shall: (i) furnish the Funds with advice and recommendations with respect to the investment of each Fund's assets and the purchase and sale of portfolio securities for the Funds, including the taking of such other steps as may be necessary to implement such advice and recommendations; (ii) furnish the Funds with reports, statements and other data on securities, economic conditions and other pertinent subjects which the Manager may reasonably request and furnish the Funds with important developments materially affecting any Funds as the Sub-Portfolio Manager, on its own initiative, deems appropriate from time to time; (iii) manage the investments of the Funds, subject to the ultimate supervision and direction of the Manager; and (iv) render to the Manager such periodic and special reports with respect to each Fund's investment activities as the Manager may reasonably request.

              (b) Brokerage. The Sub-Portfolio Manager shall place orders for the purchase and sale of securities either directly with the issuer or with a broker or dealer selected by the Sub-Portfolio Manager. In placing each Fund's securities trades, it is recognized that the Sub-Portfolio Manager will give primary consideration to securing the most favorable price and efficient execution, so that each Fund's total cost or proceeds in each transaction will be the most favorable under all the circumstances. Within the framework of this policy, the Sub-Portfolio Manager may consider the financial responsibility, research and investment information, and other services provided by brokers or dealers who may effect or be a party to any such transaction or other transactions to which other clients of the Sub-Portfolio Manager may be a party.

           It is also understood that it is desirable for the Funds that the Sub-Portfolio Manager have access to investment and market research and securities and economic analyses provided by brokers and others. It is also understood that brokers providing such services may execute brokerage transactions at a higher cost to the Funds than might result from the allocation of brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, the purchase and sale of securities for the Funds may be made with brokers who provide such research and analysis, subject to review by the Manager from time to time with respect to the extent and continuation of this practice. It is understood by the parties that the Sub-Portfolio Manager may select broker-dealers for the execution of the Funds' portfolio transactions who provide research and analysis as the Sub-Portfolio Manager may lawfully and appropriately use in its investment management and advisory capacities, whether or not such research and analysis may also be useful to the Sub-Portfolio Manager in connection with its services to other clients.

           On occasions when the Sub-Portfolio Manager deems the purchase or sale of a security to be in the best interest of one or more of the Funds as well as of other clients, the Sub-Portfolio Manager, to the extent permitted by applicable laws and regulations, may aggregate the securities to be so purchased or sold in order to obtain the most favorable price or lower brokerage commissions and the most efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Portfolio Manager in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Funds and to such other clients.

           3. BEST EFFORTS AND JUDGMENT. The Sub-Portfolio Manager shall use its best judgment and efforts in rendering the advice and services to the Funds as contemplated by this Agreement.

           4. INDEPENDENT CONTRACTOR. The Sub-Portfolio Manager shall, for all purposes herein, be deemed to be an independent contractor, and shall, unless otherwise expressly provided and authorized to do so, have no authority to act for or represent the Trust, the Manager or the Funds in any way, or in any way be deemed an agent for the Trust, the Manager or for the Funds. It is expressly understood and agreed that the services to be rendered by the Sub-Portfolio Manager to the Funds under the provisions of this Agreement are not to be deemed exclusive, and the Sub-Portfolio Manager shall be free to render similar or different services to others so long as its ability to render the services provided for in this Agreement shall not be impaired thereby.

           5. SUB-PORTFOLIO MANAGER'S PERSONNEL. The Sub-Portfolio Manager shall, at its own expense, maintain such staff and employ or retain such personnel and consult with such other persons as it shall from time to time determine to be necessary to the performance of its obligations under this Agreement. Without limiting the generality of the foregoing, the staff and personnel of the Sub-Portfolio Manager shall be deemed to include persons employed or retained by the Sub-Portfolio Manager to furnish statistical information, research, and other factual information, advice regarding economic factors and trends, information with respect to technical and scientific developments, and such other information, advice and assistance as the Sub-Portfolio Manager or the Manager may desire and reasonably request.

           6. REPORTS BY FUNDS TO SUB-PORTFOLIO MANAGER. Each Fund will from time to time furnish to the Sub-Portfolio Manager detailed statements of its investments and assets, and information as to its investment objective and needs, and will make available to the Sub-Portfolio Manager such financial reports, proxy statements, legal and other information relating to each Fund's investments as may be in its possession or available to it, together with such other information as the Sub-Portfolio Manager may reasonably request.

           7. EXPENSES.

              (a) With respect to the operation of each Fund, the Sub-Portfolio Manager is responsible for (i) the compensation of any of the Trust's trustees, officers, and employees and directors, officers and employees of the Manager who are affiliates of the Sub-Portfolio Manager (but not the compensation of employees performing services in connection with expenses which are the Fund's responsibility under Subparagraph 7(b) below or the compensation of affiliates performing distribution and marketing duties outside of the scope of this Agreement if a Rule 12b-1 plan has been adopted by the Trust).

              (b) Each Fund is responsible for and has assumed the obligation for payment of all of its expenses, other than as stated in Subparagraph 7(a) above, including but not limited to: fees and expenses incurred in connection with the issuance, registration and transfer of its shares; brokerage and commission expenses; all expenses of transfer, receipt, safekeeping, servicing and accounting for the cash, securities and other property of the Trust for the benefit of the Funds including all fees and expenses of its custodian, shareholder services agent and accounting services agent; interest charges on any borrowings; costs and expenses of pricing and calculating its daily net asset value and of maintaining its books of account required under the 1940 Act; taxes, if any; expenditures in connection with meetings of each Fund's shareholders and Board of Trustees that are properly payable by the Fund;
salaries and expenses of officers and fees and expenses of members of the Trust's Board of Trustees or members of any advisory board or committee who are not members of, affiliated with or interested persons of the Sub-Portfolio Manager; insurance premiums on property or personnel of each Fund which inure to its benefit, including liability and fidelity bond insurance; the cost of preparing and printing reports, proxy statements, prospectuses and statements of additional information of the Fund or other communications for distribution to existing shareholders; legal, auditing and accounting fees; trade association dues; fees and expenses (including legal fees) of registering and maintaining registration of its shares for sale under federal and applicable state and foreign securities laws; all expenses of maintaining and servicing shareholder accounts, including all charges for transfer, shareholder recordkeeping, dividend disbursing, redemption, and other agents for the benefit of the Funds, if any; and all other charges and costs of its operation plus any extraordinary and non-recurring expenses, except as herein otherwise prescribed.

              (c) To the extent the Sub-Portfolio Manager incurs any costs by assuming expenses which are an obligation of a Fund as set forth herein, such Fund shall promptly reimburse the Sub-Portfolio Manager for such costs and expenses, except to the extent the Sub-Portfolio Manager has otherwise agreed to bear such expenses. To the extent the services for which a Fund is obligated to pay are performed by the Sub-Portfolio Manager, the Sub-Portfolio Manager shall be entitled to recover from such Fund to the extent of the Sub-Portfolio Manager's actual costs for providing such services.

           8. INVESTMENT MANAGEMENT FEE.

              (a) The Manager shall pay to the Sub-Portfolio Manager, and the Sub-Portfolio Manager agrees to accept, as full compensation for all investment management services furnished or provided to such Fund pursuant to this Agreement, a management fee at the annual rate set forth in the Fee Schedule attached hereto as Appendix A, as may be amended in writing from time to time by the Manager and the Sub-Portfolio Manager.

              (b) The management fee shall be accrued daily by each Fund and paid to the Sub-Portfolio Manager on the first business day of the succeeding month.

              (c) The initial fee under this Agreement shall be payable on the first business day of the first month following the effective date of this Agreement and shall be prorated as set forth below. If this Agreement is terminated before the end of any month, the fee to the Sub-Portfolio Manager shall be prorated for the portion of any month in which this Agreement is in effect which is not a complete month according to the proportion which the number of calendar days in the month during which the Agreement is in effect bears to the number of calendar days in the month, and shall be payable within ten (10) days after the date of termination.

              (d) The Sub-Portfolio Manager may reduce any portion of the compensation or reimbursement of expenses due to it pursuant to this Agreement and may agree to make payments to limit the expenses which are the responsibility of a Fund under this Agreement. Any such reduction or payment shall be applicable only to such specific reduction or payment and shall not constitute an agreement to reduce any future compensation or reimbursement due to the Sub-Portfolio Manager hereunder to continue future payments. Any such reduction will be agreed to prior to accrual of the related expense or fee and will be estimated daily and reconciled and paid on a monthly basis. Any fee withheld pursuant to this paragraph from the Sub-Portfolio Manager shall be reimbursed by the Manager to the Sub-Portfolio Manager in the first, second or third (or any combination thereof) fiscal year next succeeding the fiscal year of the withholding to the extent permitted by the applicable state law if the aggregate expenses for the next succeeding fiscal year, second succeeding fiscal year or third succeeding fiscal year do not exceed the applicable state limitation or any more restrictive limitation to which the Sub-Portfolio Manager has agreed. The Sub-Portfolio Manager may elect to seek reimbursement for the oldest reductions and waivers before payment by the Manager of fees or expenses for the current year.

              (e) The Sub-Portfolio Manager may agree not to require payment of any portion of the compensation or reimbursement of expenses otherwise due to it pursuant to this Agreement prior to the time such compensation or reimbursement has accrued as a liability of the Fund. Any such agreement shall be applicable only with respect to the specific items covered thereby and shall not constitute an agreement not to require payment of any future compensation or reimbursement due to the Sub-Portfolio Manager hereunder.

           9. FUND SHARE ACTIVITIES OF SUB-PORTFOLIO MANAGER'S OFFICERS AND EMPLOYEES. The Sub-Portfolio Manager agrees that neither it nor any of its officers or employees shall take any short position in the shares of the Funds. This prohibition shall not prevent the purchase of such shares by any of the officers or bona fide employees of the Sub-Portfolio Manager or any trust, pension, profit-sharing or other benefit plan for such persons or affiliates thereof, at a price not less than the net asset value thereof at the time of purchase, as allowed pursuant to rules promulgated under the 1940 Act.

           10. CONFLICTS WITH TRUST'S GOVERNING DOCUMENTS AND APPLICABLE LAWS. Nothing herein contained shall be deemed to require the Trust or the Funds to take any action contrary to the Trust's Agreement and Declaration of Trust, By-Laws, or any applicable statute or regulation, or to relieve or deprive the Board of Trustees of the Trust of its responsibility for and control of the conduct of the affairs of the Trust and Funds.

           11. SUB-PORTFOLIO MANAGER'S LIABILITIES.

              (a) In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of the obligations or duties hereunder on the part of the Sub-Portfolio Manager, the Sub-Portfolio Manager shall not be subject to liability to the Manager, the Trust or the Funds or to any shareholder of the Funds for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security by the Funds.

              (b) The Funds shall indemnify and hold harmless the Sub-Portfolio Manager and the partners, members, officers and employees of the Sub-Portfolio Manager and its general partner (any such person, an "Indemnified Party") against any loss, liability, claim, damage or expense (including the reasonable cost of investigating and defending any alleged loss, liability, claim, damage or expenses and reasonable counsel fees incurred in connection therewith) arising out of the Indemnified Party's performance or non-performance of any duties under this Agreement provided, however, that nothing herein shall be deemed to protect any Indemnified Party against any liability to which such Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties under this Agreement.

              (c) No provision of this Agreement shall be construed to protect any Trustee or officer of the Trust, or director or officer of the Manager or officer of the Sub-Portfolio Manager (or its general partner), from liability in violation of Sections 17(h) and (i) of the 1940 Act.

           12. NON-EXCLUSIVITY. The Manager's employment of the Sub-Portfolio Manager is not an exclusive arrangement, and the Manager may from time to time employ other individuals or entities to furnish it with the services provided for herein. The Sub-Portfolio Manager may, from time to time hereafter, act as investment adviser to one or more other investment companies and fiduciary or other managed accounts, provided that when the purchase or sale of securities of the same issuer is suitable for the investment objectives of two or more companies or accounts managed by the Sub-Portfolio Manager which have available funds for investment, the available securities will be allocated in a manner believed by the Sub-Portfolio Manager to be equitable to each company or account. If this Agreement is terminated with respect to any Fund, this Agreement shall remain in full force and effect with respect to all other Funds listed on Appendix A hereto, as the same may be amended.

           13. TERM. This Agreement shall become effective at the time the Trust's initial Registration Statement under the Securities Act of 1933 with respect to the shares of the Trust is declared effective by the Securities and Exchange Commission and shall remain in effect for a period of two (2) years, unless sooner terminated as hereinafter provided. This Agreement shall continue in effect thereafter for additional periods not exceeding one (1) year so long as such continuation is approved for each Fund at least annually by the Manager.

           14. TERMINATION. This Agreement may be terminated by the Manager on behalf of any one or more of the Funds at any time without payment of any penalty, upon sixty (60) days' written notice to the Sub-Portfolio Manager, by the Sub-Portfolio Manager upon sixty (60) days' written notice to the Manager.

           15.  TERMINATION  BY  ASSIGNMENT.   This  Agreement  shall  terminate
automatically in the event of any transfer or assignment thereof, as defined in the 1940 Act.

           16. TRANSFER, ASSIGNMENT. This Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged without the affirmative vote or written consent of the holders of a majority of the outstanding voting securities of each Fund.

           17. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute or rule, or shall be otherwise rendered invalid, the remainder of this Agreement shall not be affected thereby.

           18. DEFINITIONS. The terms "majority of the outstanding voting securities" and "interested persons" shall have the meanings as set forth in the 1940 Act.

           19. NOTICE OF DECLARATION OF TRUST. The Sub-Portfolio Manager agrees that the Manager and the Trust's obligations under this Agreement shall be limited to the Funds and to their assets, and that the Sub-Portfolio Manager shall not seek satisfaction of any such obligation from the shareholders of the Funds nor from any trustee, officer, employee or agent of the Trust or the Funds or the directors and officers of the Manager.

           20. CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

           21. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the conflict of laws principles thereof; provided that nothing herein shall be construed to preempt, or to be inconsistent with, any federal law, regulation or rule, including the 1940 Act and the Investment Advisors Act of 1940 and any rules and regulations promulgated thereunder.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested by their duly authorized officers, all on the day and year first above written.



WHITE ELK ASSET MANAGEMENT, INC.             WILLIAM D. WITTER, INC.




By: /s/ William D. Witter                    By: /s/ Melanie Marshak
    ------------------------------               ------------------------------

Title: President                             Title: Vice President
       ---------------------------                  ---------------------------



By: /s/ William D. Witter                    By: /s/ Melanie Marshak
    ------------------------------               ------------------------------

Title: President                             Title: Vice President
       ---------------------------                  ---------------------------

                                                              FORM OF INVESTMENT
                                                            MANAGEMENT AGREEMENT

                                                     Appendix A
                                                     to Sub-Portfolio Investment
                                                     Management Agreement



                                  FEE SCHEDULE


Name of Fund                                        Applicable Fee
---------------------------------------       --------------------------
White Elk Mid Cap Growth Fund                           0.50%
White Elk Small Cap Growth Fund                         0.50%
White Elk Mid Cap Value Fund                            0.50%
White Elk Small Cap Value Fund                          0.50%
White Elk Long-Term Bond Fund                           0.25%
White Elk Medium-Term Bond Fund                         0.25%
White Elk Money Market Fund                             0.125%